EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 33-59733) of Cash America International, Inc. of our report dated June 24, 2004 relating to the financial statements of Cash America International, Inc. 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Dallas, Texas
June 24, 2004